Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form F-1 of our report dated March 15, 2007, except for Note 22 for which date is June 20, 2007 relating to the financial statements of Maxcom Telecomunicaciones, S. A. de C. V. and subsidiaries, which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Summary Consolidated Financial Information” in such Registration Statement.
/s/ PricewaterhouseCoopers, S.C.
PricewaterhouseCoopers S.C.
Mexico City
July 23, 2007